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                                  EXHIBIT 10.1

                  Letter agreement dated October 9, 2002, among
                             DiscoVision Associates
                         and Metatec International, Inc.


                                 October 9, 2002



Duncan Taylor, SeniorAttorney
DiscoVision Associates
2355 Main Street
Suite 200
Irvine, California  92614

         Re:      Patent License Agreement for Disc Products

Dear Mr. Taylor:

         The purpose of this letter is to set forth our understanding and confirm our agreement with respect to the royalty payments owed to DiscoVision Associates ("DVA") by Metatec International, Inc., formerly doing business as Discovery Systems, Inc. ("Metatec"), pursuant to the Patent License Agreement for Disc Products, dated as of July 1, 1986 (the "License Agreement").

         Under Section 6.3 of the License Agreement, Metatec is required to provide DVA with royalty reports within 60 days after a stated semi-annual accounting period and to make royalty payments at the end of each such period, in accordance with the formula provided in Section 5 of the License Agreement. As of the semi-annual period ended December 31, 2001, the accrued royalties due and owing by Metatec to DVA are $1,618,259.71 (the "Accrued Royalties").

         DVA has agreed to restructure Metatec's payments of the Accrued Royalties, subject to the terms and conditions contained herein. Metatec shall be obligated to repay $809,129.85 (the "Repayment Amount"), which represents half of the Accrued Royalties, in installments, as set forth in the "Payment Schedule" attached hereto as Exhibit A. Upon the acceptance of the terms contained in this letter by DVA, Metatec shall execute and deliver a promissory note for the Repayment Amount pursuant to the Payment Schedule, in the form of the promissory note attached hereto as Exhibit B (the "Note").

         The remainder of the Accrued Royalties equal to $809,129.86 (the "Released Debt") shall not be required to be repaid, and DVA shall forever release Metatec from its obligation to pay the Released Debt from and after the date on which the Note has been paid in full, so long as prior to such date Metatec has, subject to its cure rights set forth below: (a) made all payments due under the Note at the times and in the amounts shown on the Payment Schedule; and (b) submitted all semi-annual royalty reports and makes all semi-annual royalty payments as required under the License Agreement.




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         If Metatec fails to comply with the provisions of (a) or (b) above and fails to cure such default within ten (10) business days of written notice by DVA, then:

         (1) The entire amount of Accrued Royalties (including the Repayment Amount plus the Released Debt), less amounts paid under the Note, plus interest as provided in the License Agreement, shall be immediately due and payable;

         (2) DVA shall be entitled to injunctive relief and/or confession of judgment for the entire unpaid portion of the Accrued Royalties; and

         (3) DVA shall be entitled to an award of reasonable attorney fees and costs for enforcement of this agreement.

         DVA and Metatec shall treat the contents of this agreement as confidential information and shall not disclose it to third parties, except as may be necessary by either party to enforce its rights hereunder to a governmental body or in a court of law, or except as may be required by law or the rules of any stock exchange or trading system to which Metatec is or may be subject. Metatec may also disclose the contents of this agreement to: (a) a financial institution (and its advisors, accountants and bankers) as necessary to secure financing or obtain approval under its current financing; or (b) to a prospective buyer (and its advisors, accountants and bankers) of Metatec as part of a due diligence investigation; provided that, in the event of a prospective disclosure under (b), DVA is informed in advance of such disclosure, a suitable confidentiality agreement is executed between Metatec and the intended recipient of the confidential information sufficient to protect the information hereunder from disclosure to other parties, and DVA is provided with a copy of the confidentiality agreement (excluding the name of the other party) before the disclosure of any contents of this agreement.

         This agreement and the provisions herein shall be deemed to be an amendment to the License Agreement to the extent of the express modifications herein. Except as specifically stated in this agreement, the terms and conditions of the License Agreement shall remain in full force and effect.

         If the contents of this agreement are acceptable to DVA, please acknowledge your approval below and return a copy of this letter to me. At the point that your approval is received, Metatec will deliver the Note.


                                              Very truly yours,

                                              /s/  Gary W. Qualmann
                                              ---------------------------
                                              Gary W. Qualmann
                                              Chief Financial Officer


Approved and accepted:

DISCOVISION ASSOCIATES


By /s/ Donna Fischel
   ---------------------
Donna Fischel

Its: President


Date: October 15, 2002